UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2009

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center 14th Floor Jl. Jenderal Sudirman Kav. 29-31 Jakarta, Indonesia	12920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (62) 21 5211110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On Monday, December 14, 2009, pursuant to the terms of the Deed of Termination and Release (the “Release”) among KAL Energy, Inc., its subsidiary Thatcher Mining PTE, Ltd., Romo Nitiyudo Wachjo, Kangaroo Resources Ltd. (“KRL”) and PT Graha Panca Karsa (“GPK”) (previously disclosed in the Current Report on Form 8-K filed on October 1, 2009), KAL made available for inspection by KRL the proposed terminations of, among other agreements, the Cooperation and Investment Agreement, which granted KAL certain rights to GPK.  The Release is intended to terminate all claims held by KAL and its affiliates to the economic benefits to which they may have been entitled with respect to GPK.

KRL is currently reviewing these documents with its local counsel and has delayed the initial payment of US$2,400,000 until it receives satisfactory guidance as to the efficacy of the proposed terminations. KAL is assisting KRL and its counselors in this effort and will continue to assist KRL in its inspections until these are completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

December 18, 2009	By:	/s/ William Bloking
William Bloking
Executive Chairman and President